Exhibit 11

Lukens Inc.
Computation of Primary Earnings Per Common Share
(Dollars and shares in thousands except per share amounts)

                                          THIRD QUARTER       YEAR-TO-DATE
                                         13 Weeks Ended      39 Weeks Ended
                                       September September September September
                                       24, 1994  25, 1993  24, 1994  25, 1993
                                       --------  --------  --------  --------
Net earnings (loss) applicable to
common stock
  Earnings before cumulative effect
    of 1993 accounting changes        $  7,368     7,949    11,464    23,656
  ESOP dividend requirements
    Preferred stock dividends declared    (623)     (650)   (1,909)   (1,953)
    Tax benefit on dividends               125       187       406       550
                                       --------  --------  --------  --------
  Earnings before cumulative effect
       of 1993 accounting changes
       applicable to common stock        6,870     7,486     9,961    22,253
  Cumulative effect of 1993 accounting
    changes                                 -         -         -    (65,901)
                                       --------  --------  --------  --------
  Net earnings (loss) applicable
    to common stock                   $  6,870     7,486     9,961   (43,648)
                                       ========  ========  ========  ========
Weighted average number of common
shares and equivalents outstanding
  Weighted average number of common
    shares outstanding                  14,599    14,519    14,565    14,502
  Common stock equivalents:
    Stock options, assuming exercised
      at average market price              175       280       174       296
                                       --------  --------  --------  --------
  Weighted average number of common
  shares and equivalents outstanding    14,774    14,799    14,739    14,798
                                       ========  ========  ========  ========
Primary earnings per common share
  Earnings before cumulative effect
    of 1993 accounting changes        $   0.47      0.51      0.68      1.50
  Cumulative effect of 1993
    accounting changes                      -         -         -      (4.45)
                                       --------  --------  --------  --------
  Net earnings (loss)                 $   0.47      0.51      0.68     (2.95)
                                       ========  ========  ========  ========

                                                               Exhibit 11
Lukens Inc.
Computation of Fully Diluted Earnings Per Common Share
(Dollars and shares in thousands except per share amounts)

                                          THIRD QUARTER       YEAR-TO-DATE
                                         13 Weeks Ended      39 Weeks Ended
                                       September September September September
                                       24, 1994  25, 1993  24, 1994  25, 1993
                                       --------  --------  --------  --------
Net earnings (loss) applicable to
common stock
  Earnings before cumulative effect
    of 1993 accounting changes        $  7,368     7,949    11,464    23,656
  Incremental cash contribution to
    the ESOP assuming conversion of
    preferred stock to common             (234)     (244)     (716)     (732)
  Tax benefit on the incremental
    cash contribution                       80       101       249       288
                                       --------  --------  --------  --------
  Earnings before cumulative effect
    of 1993 accounting changes
    applicable to common stock           7,214     7,806    10,997    23,212
  Cumulative effect of 1993
    accounting changes                      -         -         -    (65,901)
                                       --------  --------  --------  --------
  Net earnings (loss) applicable
    to common stock                   $  7,214     7,806    10,997   (42,689)
                                       ========  ========  ========  ========
Weighted average number of common
shares and equivalents outstanding
  Weighted average number of common
    shares outstanding                  14,599    14,519    14,565    14,502
  Common stock equivalents:
    Stock options, assuming exercised
      at greater of ending or average
      market price                         178       280       175       297
    Series B ESOP preferred stock        1,579     1,626     1,602     1,628
                                       --------  --------  --------  --------
  Weighted average number of common
  shares and equivalents outstanding    16,356    16,425    16,342    16,427
                                       ========  ========  ========  ========

Fully diluted earnings per common share
  Earnings before cumulative effect
       of 1993 accounting changes     $   0.44      0.48      0.67      1.41
                                       ========  ========  ========  ========
  Net earnings (loss)                 $   0.44      0.48      0.67     (2.95)*
                                       ========  ========  ========  ========
* Calculation results in an improvement over primary earnings per share.
  As a result, fully diluted earnings per share equals primary earnings per share.